Exhibit 99.1

Marvell Technology Group Ltd. Reports Third Quarter of Fiscal Year 2019
Financial Results

•	Q3 Revenue: $851 million

•	Q3 Gross Margin: 45.1% GAAP gross margin; 64.6% non-GAAP gross margin

•	Q3 Diluted income (loss) per share: $(0.08) GAAP diluted loss per share from continuing operations; $0.33 non-GAAP diluted income per share from continuing operations

•	Cash and short-term investments: $610 million
Santa Clara, Calif. (December 4, 2018) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the third fiscal quarter of fiscal year 2019. Revenue for the third quarter of fiscal 2019 was $851 million, which exceeded the midpoint of the Company’s guidance provided on September 6, 2018.
GAAP net loss from continuing operations for the third quarter of fiscal 2019 was $54 million, or $(0.08) per diluted share. Non-GAAP net income from continuing operations for the third quarter of fiscal 2019 was $222 million, or $0.33 per diluted share. Cash flow from operations for the third quarter was $299 million.

“In the first full quarter operating as a combined Marvell and Cavium team, we completed key integration milestones ahead of schedule, delivered revenue above the midpoint of our guidance, and generated strong free cash flow at 30 percent of revenue. We also expect renewed revenue growth from the Cavium business in the fourth quarter,” said Matt Murphy, Marvell's President and Chief Executive Officer. “Looking ahead, we expect the deployment of 5G will accelerate our growth over the next several years as engagements with a growing list of Tier 1 customers continue to build momentum in this major infrastructure transition.”

Fourth Quarter of Fiscal 2019 Financial Outlook

•	Revenue is expected to be $790 million to $830 million.

•	GAAP gross margin is expected to be approximately 46%.

•	Non-GAAP gross margin is expected to be approximately 65%.

•	GAAP operating expenses are expected to be $375 million to $385 million.

•	Non-GAAP operating expenses are expected to be $285 million to $290 million.

•	GAAP diluted loss per share from continuing operations is expected to be $(0.05) to $(0.01) per share.

•	Non-GAAP diluted income per share from continuing operations is expected to be $0.30 to $0.34 per share.

Conference Call
Marvell will conduct a conference call on Tuesday, December 4, 2018 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal 2019. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 3069644. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Wednesday December 12, 2018.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value step up, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.
Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the third quarter of fiscal 2019, a non-GAAP tax rate of 4% has been applied to the non-GAAP financial results.
Non-GAAP diluted net income per share from continuing operations is calculated by dividing non-GAAP net income from continuing operations by weighted average shares outstanding (diluted). Historically, Marvell included non-GAAP share adjustments in its earnings releases. Beginning in the third quarter of fiscal year 2019, Marvell no longer provides this non-GAAP adjustment and will calculate non-GAAP income (loss) per share using the GAAP weighted average shares. Marvell is making this change in order to align with its industry peer companies' non-GAAP income (loss) per share reporting for comparability purposes.
Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: the impact on future performance of Marvell’s newly announced products; Marvell’s expectations regarding its fourth quarter of fiscal 2019 financial outlook, renewed revenue growth from the Cavium business and 5G product development growth; and Marvell’s use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the effect of the consummation of our acquisition of Cavium on the combined company's business relationships, operating results, and business generally; potential difficulties in Cavium employee retention as a result of the transaction; the ability of Marvell to successfully integrate Cavium’s operations and product lines; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Cavium’s business and realize the anticipated synergies and cost savings in the time frame anticipated or at all, and identify and realize additional opportunities; the risk of downturns in the highly cyclical semiconductor industry; Marvell’s dependence upon the storage and networking markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; Marvell's ability to define, design and develop products for the 5G market; Marvell's ability to market its 5G products to Tier 1 infrastructure customers; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; the impact of international conflict and continued economic volatility in either domestic or foreign markets; the effects of transitioning to smaller geometry process technologies; the risks associated with manufacturing and selling a majority of products and customers’ products outside of the United States; risks associated with acquisition and consolidation activity in the semiconductor industry; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the effects of any potential acquisitions or investments; Marvell’s ability to protect its intellectual property; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s maintenance of an effective system of internal controls; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 4, 2018 as filed with the SEC on September 12, 2018, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	November 3, 2018	August 4, 2018	October 28, 2017	November 3, 2018	October 28, 2017
Net revenue	$851,051	$665,310	$616,302	$2,120,992	$1,793,761
Cost of goods sold	467,464	288,200	238,533	984,602	705,303
Gross profit	383,587	377,110	377,769	1,136,390	1,088,458

Operating expenses:
Research and development	264,888	216,285	165,477	657,907	534,444
Selling, general and administrative	112,178	133,701	59,112	318,192	169,875
Restructuring related charges	27,031	35,415	3,284	64,013	8,455
Total operating expenses	404,097	385,401	227,873	1,040,112	712,774
Operating income (loss) from continuing operations	(20,510)	(8,291)	149,896	96,278	375,684
Interest income	1,046	3,575	4,301	10,690	11,643
Interest expense	(22,370)	(15,795)	(262)	(38,409)	(393)
Other income (loss), net	(2,628)	(2,701)	2,161	(3,858)	5,471
Interest and other income (loss), net	(23,952)	(14,921)	6,200	(31,577)	16,721
Income (loss) from continuing operations before income taxes	(44,462)	(23,212)	156,096	64,701	392,405
Provision (benefit) for income taxes	9,305	(29,971)	6,759	(16,903)	8,026
Income (loss) from continuing operations, net of tax	(53,767)	6,759	149,337	81,604	384,379
Income from discontinued operations, net of tax	—	—	50,851	—	87,689
Net income (loss)	$(53,767)	$6,759	$200,188	$81,604	$472,068

Net income (loss) per share — Basic:
Continuing operations	$(0.08)	$0.01	$0.30	$0.14	$0.77
Discontinued operations	$—	$—	$0.11	$—	$0.17
Net income (loss) per share - Basic	$(0.08)	$0.01	$0.41	$0.14	$0.94

Net income (loss) per share — Diluted:
Continuing operations	$(0.08)	$0.01	$0.30	$0.14	$0.75
Discontinued operations	$—	$—	$0.10	$—	$0.17
Net income (loss) per share - Diluted	$(0.08)	$0.01	$0.40	$0.14	$0.92

Weighted average shares:
Basic	657,519	552,238	494,096	569,031	499,568
Diluted	657,519	562,149	504,903	578,872	510,935

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	November 3, 2018	February 3, 2018
Assets
Current assets:
Cash and cash equivalents	$610,261	$888,482
Short-term investments	—	952,790
Accounts receivable, net	453,775	280,395
Inventories	376,210	170,039
Prepaid expenses and other current assets	49,230	41,482
Assets held for sale	30,745	30,767
Total current assets	1,520,221	2,363,955
Property and equipment, net	313,113	202,222
Goodwill	5,499,145	1,993,310
Acquired intangible assets, net	2,639,370	—
Other non-current assets	260,176	148,800
Total assets	$10,232,025	$4,708,287

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$209,562	$145,236
Accrued liabilities	302,095	86,958
Accrued employee compensation	141,602	127,711
Deferred income	2,947	61,237
Total current liabilities	656,206	421,142
Long-term debt	1,805,734	—
Non-current income taxes payable	53,862	56,976
Deferred tax liabilities	108,016	52,204
Other non-current liabilities	32,928	36,552
Total liabilities	2,656,746	566,874

Shareholders’ equity:
Common stock	1,314	991
Additional paid-in capital	6,157,283	2,733,292
Accumulated other comprehensive loss	—	(2,322)
Retained earnings	1,416,682	1,409,452
Total shareholders’ equity	7,575,279	4,141,413
Total liabilities and shareholders’ equity	$10,232,025	$4,708,287

Marvell Technology Group Ltd. Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended		Nine Months Ended
	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
Cash flows from operating activities:
Net income (loss)	$(53,767)	$200,188	$81,604	$472,068
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39,259	21,383	86,356	62,569
Share-based compensation	50,240	18,873	133,484	65,312
Amortization of acquired intangible assets	78,691	1,076	104,630	3,212
Amortization of inventory fair value adjustment associated with acquisition of Cavium	102,842	—	125,775	—
Amortization of deferred debt issuance costs and debt discounts	2,217	—	9,290	—
Restructuring related impairment charges (gain)	9,888	44	11,881	(402)
Gain from investments in privately-held companies	—	(1,751)	(1,100)	(2,501)
Amortization (accretion) of premium/discount on available-for-sale securities	—	(200)	624	603
Other non-cash expense (income), net	—	2,755	4,227	1,331
Deferred income taxes	(6,261)	7	(27,675)	2,797
Loss (gain) on sale of property and equipment	179	(190)	59	(473)
Gain on sale of discontinued operations	—	(46,219)	—	(88,406)
Loss (gain) on sale of business	1,592	—	1,592	(5,254)
Changes in assets and liabilities:
Accounts receivable	(10,948)	5,583	(59,697)	(30,730)
Inventories	(5,007)	(1,327)	1,859	(16,039)
Prepaid expenses and other assets	7,630	5,268	(11,874)	13,122
Accounts payable	22,531	16,119	22,260	20,087
Accrued liabilities and other non-current liabilities	40,255	(7,046)	29,023	(40,462)
Accrued employee compensation	20,617	(2,237)	(20,922)	(10,612)
Deferred income	(564)	3,865	(1,293)	5,149
Net cash provided by operating activities	299,394	216,191	490,103	451,371
Cash flows from investing activities:
Purchases of available-for-sale securities	—	(296,659)	(14,956)	(672,887)
Sales of available-for-sale securities	—	167,451	623,896	284,151
Maturities of available-for-sale securities	—	136,090	187,985	305,702
Return of investment from privately-held companies	—	3,701	—	6,089
Purchases of time deposits	—	(75,000)	(25,000)	(225,000)
Maturities of time deposits	25,000	75,000	175,000	225,000
Purchases of technology licenses	(9,918)	(3,555)	(11,181)	(5,256)
Purchases of property and equipment	(12,646)	(10,613)	(47,035)	(25,156)
Proceeds from sales of property and equipment	595	249	818	1,988
Cash payment for acquisition of Cavium, net of cash and cash equivalents acquired	—	—	(2,649,465)	—
Net proceeds from sale of discontinued operations	—	93,735	—	165,940
Net proceeds (payments) from sale of business	(4,602)	2,402	(3,352)	2,402
Other	—	—	(5,000)	—
Net cash provided by (used in) investing activities	(1,571)	92,801	(1,768,290)	62,973
Cash flows from financing activities:
Repurchases of common stock	(53,969)	(140,017)	(53,969)	(527,574)
Proceeds from employee stock plans	16,192	39,614	60,772	137,424
Tax withholding paid on behalf of employees for net share settlement	(8,915)	(1,120)	(45,691)	(25,934)
Dividend payments to shareholders	(39,411)	(29,470)	(108,592)	(89,556)
Payments on technology license obligations	(23,003)	(8,401)	(52,481)	(22,697)
Proceeds from issuance of debt	—	—	1,892,605	—
Principal payments of debt	(75,000)	—	(681,128)	—
Payment of equity and debt financing costs	(2,115)	—	(11,550)	—
Net cash provided by (used in) financing activities	(186,221)	(139,394)	999,966	(528,337)
Net increase (decrease) in cash and cash equivalents	111,602	169,598	(278,221)	(13,993)
Cash and cash equivalents at beginning of period	498,659	630,501	888,482	814,092
Cash and cash equivalents at end of period	$610,261	$800,099	$610,261	$800,099

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	November 3, 2018	August 4, 2018	October 28, 2017	November 3, 2018	October 28, 2017
GAAP gross profit:	$383,587	$377,110	$377,769	$1,136,390	$1,088,458
Special items:
Share-based compensation	2,429	4,748	1,747	9,082	4,983
Amortization of acquired intangible assets	57,594	18,984	—	76,577	—
Other cost of goods sold (a)	105,841	22,933	—	128,774	3,000
Total special items	165,864	46,665	1,747	214,433	7,983
Non-GAAP gross profit	$549,451	$423,775	$379,516	$1,350,823	$1,096,441

GAAP gross margin	45.1%	56.7%	61.3%	53.6%	60.7%
Non-GAAP gross margin	64.6%	63.7%	61.6%	63.7%	61.1%

Total GAAP operating expenses	$404,097	$385,401	$227,873	$1,040,112	$712,774
Special items:
Share-based compensation	(47,811)	(68,675)	(18,892)	(138,433)	(58,762)
Restructuring related charges (b)	(27,031)	(35,415)	(3,284)	(64,013)	(8,455)
Amortization of acquired intangible assets	(21,098)	(6,955)	(1,076)	(28,053)	(3,212)
Other operating expenses (c)	(11,222)	(28,229)	(120)	(54,703)	(4,110)
Total special items	(107,162)	(139,274)	(23,372)	(285,202)	(74,539)
Total non-GAAP operating expenses	$296,935	$246,127	$204,501	$754,910	$638,235

GAAP operating margin	(2.4)%	(1.2)%	24.3%	4.5%	20.9%
Other cost of goods sold (a)	12.4%	3.5%	—%	6.1%	0.2%
Share-based compensation	5.9%	11.0%	3.3%	7.0%	3.6%
Restructuring related charges (b)	3.2%	5.3%	0.5%	3.0%	0.5%
Amortization and write-off of acquired intangible assets	9.2%	3.9%	0.2%	4.9%	0.2%
Other operating expenses (c)	1.4%	4.2%	0.1%	2.6%	0.1%
Non-GAAP operating margin	29.7%	26.7%	28.4%	28.1%	25.5%

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	November 3, 2018	August 4, 2018	October 28, 2017	November 3, 2018	October 28, 2017
GAAP interest and other income (loss), net	$(23,952)	$(14,921)	$6,200	$(31,577)	$16,721
Special items:
Restructuring related items (d)	1,491	(121)	(2,286)	(142)	(5,371)
Write-off of debt issuance costs (e)	850	6,104	—	6,954	—
Total special items	2,341	5,983	(2,286)	6,812	(5,371)
Total non-GAAP interest and other income (loss), net	$(21,611)	$(8,938)	$3,914	$(24,765)	$11,350

GAAP net income (loss)	$(53,767)	$6,759	$200,188	$81,604	$472,068
Less: Income from discontinued operations, net of tax	—	—	50,851	—	87,689
GAAP net income (loss) from continuing operations	(53,767)	6,759	149,337	81,604	384,379
Special items:
Other cost of goods sold (a)	105,841	22,933	—	128,774	3,000
Share-based compensation	50,240	73,423	20,639	147,515	63,745
Restructuring related charges in operating expenses (b)	27,031	35,415	3,284	64,013	8,455
Restructuring related items in interest and other income, net (d)	1,491	(121)	(2,286)	(142)	(5,371)
Amortization of acquired intangible assets	78,692	25,939	1,076	104,630	3,212
Write-off of debt issuance costs (e)	850	6,104	—	6,954	—
Other operating expenses (c)	11,222	28,229	120	54,703	4,110
Pre-tax total special items	275,367	191,922	22,833	506,447	77,151
Other income tax effects and adjustments (f)	55	(36,720)	(398)	(39,763)	(10,760)
Non-GAAP net income from continuing operations	$221,655	$161,961	$171,772	$548,288	$450,770

Weighted average shares — basic	657,519	552,238	494,096	569,031	499,568
Weighted average shares — diluted	657,519	562,149	504,903	578,872	510,935

GAAP diluted net income (loss) per share from continuing operations	$(0.08)	$0.01	$0.30	$0.14	$0.75
Non-GAAP diluted net income per share from continuing operations (g)	$0.33	$0.28	$0.34	$0.95	$0.87

(a)	Other costs of goods sold includes amortization of the Cavium inventory fair value step up and charges for past intellectual property licensing matters.

(b)	Restructuring related charges include employee severance, facilities related costs, and impairment of equipment and other assets.

(c)
Other operating expenses primarily include Cavium merger costs and costs of retention bonuses offered to employees who remained through the ramp down of certain operations due to restructuring actions.

(d)	Interest and other income, net, includes restructuring related items such as foreign currency remeasurement associated with restructuring related accruals.

(e)
Write-off of debt issuance costs is associated with the partial term loan repayment during the three months ended November 3, 2018 and the terminated bridge loan commitment during the three months ended August 4, 2018.

(f)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 4%.

(g)
Non-GAAP diluted net income per share from continuing operations for the three months ended November 3, 2018 was calculated by dividing non-GAAP net income from continuing operations by weighted average shares outstanding (diluted) of 665,752 shares due to the non-GAAP net income reported in that period.

Marvell Technology Group Ltd.
Outlook for the Fourth Quarter of Fiscal Year 2019
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended February 2, 2019
GAAP revenue	$790 - $830
Special items:	—
Non-GAAP revenue	$790 - $830

GAAP gross margin	46%
Special items:
Share-based compensation	0.2%
Amortization of acquired intangible assets	7%
Other costs of goods sold	12%
Non-GAAP gross margin	65%

Total GAAP operating expenses	$375 - $385
Special items:
Share-based compensation	55
Restructuring related charges	15
Amortization of acquired intangible assets	21
Other operating expenses	2
Total non-GAAP operating expenses	$285 - $290

GAAP diluted net income per share from continuing operations	$(0.05) - $(0.01)
Special items:
Other costs of goods sold	0.15
Share-based compensation	0.09
Restructuring related charges in operating expenses	0.02
Amortization of acquired intangible assets	0.12
Other (gains) and losses in interest and other income, net	(0.01)
Other income tax effects and adjustments	(0.02)
Non-GAAP diluted net income per share from continuing operations	$0.30 - $0.34

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	November 3, 2018	August 4, 2018*	October 28, 2017	YoY	QoQ
Storage (1)	$406,822	$335,764	$315,338	29%	21%
Networking (2)	398,424	283,330	253,159	57%	41%
Total Core	805,246	619,094	568,497	42%	30%
Other (3)	45,805	46,216	47,805	(4)%	(1)%
Total Revenue	$851,051	$665,310	$616,302	38%	28%
* Results for the three months ended August 4, 2018 include total Cavium revenue from the period July 6, 2018 to August 4, 2018.

	Three Months Ended
% of Total	November 3, 2018	August 4, 2018	October 28, 2017
Storage (1)	48%	50%	51%
Networking (2)	47%	43%	41%
Total Core	95%	93%	92%
Other (3)	5%	7%	8%
Total Revenue	100%	100%	100%

(1) Storage products are comprised primarily of HDD and SSD Controllers, Fibre Channel Adapters and Data Center Storage Solutions.
(2) Networking products are comprised primarily of Ethernet Switches, Ethernet Transceivers, Ethernet NICs, Embedded Communication Processors, Automotive Ethernet, Security Adapters and Processors as well as WiFi solutions including WiFi only, WiFi/Bluetooth combos and WiFi Microcontroller combos. In addition, this grouping includes a few legacy product lines in which we no longer invest, but will generate revenue for several years.

(3) Other products are comprised primarily of Printer Solutions, Application Processors and others.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com